                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            C. P. Clare Corporation
                (Name of Registrant as Specified In Its Charter)

                            C. P. Clare Corporation
                   (Name of Person(s) Filing Proxy Statement

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                [CP CLARE LOGO]
                              78 CHERRY HILL DRIVE
                               BEVERLY, MA 01915

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 16, 1997

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of C.P. Clare Corporation (the "Company") will be held on Tuesday, September 16, 1997, at 10:00 a.m. at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts for the following purposes:

          1. To elect one Class II director of the Company to serve until the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

          2. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on July 14, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed proxy card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          [Signature of Lori M. Henderson]

                                          LORI M. HENDERSON
                                          Clerk

Beverly, Massachusetts
July 25, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                [CP CLARE LOGO]
                              78 CHERRY HILL DRIVE
                          BEVERLY, MASSACHUSETTS 01915

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 16, 1997

                                                                   July 25, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of C.P. Clare Corporation (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Tuesday, September 16, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of one Class II director of the Company and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are first being sent to stockholders on or about July 29, 1997. The Board of Directors has fixed the close of business on July 14, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,232,886 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker "non-votes" (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present and represented (and entitled to vote) at the Annual Meeting is required for the election of directors. Broker "non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted prior to such time and no instructions are given, the proxy will be voted FOR the election of the nominee for the Board of Directors of the Company named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1997 Annual Report, including financial statements for the fiscal year ended March 31, 1997, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of five members and is divided into three classes. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     At the Annual Meeting, one Class II director will be elected to serve until the 2000 Annual Meeting of stockholders and until his successor is duly elected and qualified. The Board of Directors has nominated John D. Turner (the "Nominee") for election as a Class II director at the Annual Meeting. Mr. Turner is currently serving as a director of the Company. The Board of Directors anticipates that Mr. Turner will serve as a director, if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters -- Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

     The Board of Directors recommends a vote FOR its Nominee, John D. Turner.

INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The following table and biographical descriptions set forth certain information with respect to the Nominee for election as a Class II director at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 1998 and 1999 and the executive officers of the Company who are not directors, based on information furnished to the Company by such directors and executive officers. The following information is as of June 30, 1997, unless otherwise specified.

                                                                       NUMBER OF SHARES
                                                         DIRECTOR         AND UNITS           PERCENT OF
                     NAME                        AGE      SINCE       BENEFICIALLY OWNED     ALL SHARES(1)
-----------------------------------------------  ---     --------     ------------------     -------------
Class II Nominee for Election at 1997 Annual
Meeting (Term to Expire in 2000)
  John G. Turner...............................  57        1993             122,002(2)            1.3%

Class III Continuing Directors (Term to Expire
in 1998)
  Arthur R. Buckland...........................  49        1993             418,170(3)            4.5%
  James K. Sims................................  50        1996              15,000(4)              *
Class I Continuing Director (Term to Expire in
1999)
  Winston R. Hindle, Jr........................  67        1995              11,000(4)              *
  Clemente C. Tiampo...........................  68        1996              11,000(4)              *

Executive Officers who are not Directors
  Michael J. Ferrantino........................  54                          12,605(5)              *
  Harsh Koppula................................  42                          43,663(6)              *
  Richard Morgan...............................  40                           7,000(7)              *
  William Reed.................................  46                              --

Executive Officers and Directors as a Group (9
  Total).......................................                             640,440(8)            6.8%

---------------
 *  Less than one percent

(1) As of June 30, 1997 there were 9,224,082 shares of Common Stock outstanding.

(2) Includes 10,000 shares subject to options that are immediately exercisable. Also includes 112,002 shares held by Late Stage Fund 1990 Limited Partnership ("Late Stage"), of which MVP Capital L.P. is investment general partner and holder of a 0.9% interest. Mr. Turner is a general partner of MVP and shares voting control over Late Stage. Shares beneficially owned by Mr. Turner include only 362 of the 112,002 shares owned by Late Stage. While Mr. Turner may be an affiliate of Late Stage, he disclaims beneficial ownership of the remainder of such shares.

(3) Includes 54,000 shares subject to options that are immediately exercisable.

(4) Includes 10,000 shares subject to options that are immediately exercisable.

(5) Includes 3,648 shares subject to options that are immediately exercisable.

(6) Includes 26,704 shares subject to options or warrants that are immediately exercisable.

(7) Represents options that are immediately exercisable.

(8) Includes 131,352 shares subject to options and warrants that are immediately exercisable.

  Nominee for Election as a Director

     JOHN G. TURNER. Mr. Turner has been a Director of the Company since 1993. Mr. Turner is a General Partner of MVP Ventures, a venture capital investment firm based in Boston, Massachusetts, a position he has held since 1988. Mr. Turner also serves a Director of Ampro Corporation and Micro Module Systems Corporation.

  Incumbent Directors -- Term Expiring in 1998

     ARTHUR R. BUCKLAND. Mr. Buckland has been President, Chief Executive Officer and a Director of the Company since September 1993. He was elected Chairman of the Board in January, 1996. Prior to assuming these responsibilities, he served as a consultant to the Company from July 1993 to September 1993. Mr. Buckland was President and Chief Executive Officer of Four Pi Systems, a process control capital equipment company based in San Diego, CA, from September 1992 until June 1993, and served as a consultant to that company from May 1992 to September 1992. From September 1990 until September 1991, Mr. Buckland was President of Lex Electronics, a wholly-owned subsidiary of Lex plc, a London-based automotive/distribution company, and from January 1982 until June 1990, he served as Vice President and General Manager for Schlumberger Ltd., a diversified multinational company, in multiple locations. Mr. Buckland is also a director of Helix Technologies Corporation.

     JAMES K. SIMS. Mr. Sims has been a Director since March, 1996. He is the President and Chief Executive Officer of Cambridge Technology Partners, a position he has held since the Company's inception in 1991. Prior to founding Cambridge Technology Partners, Mr. Sims was Chairman and Chief Executive Officer of Concurrent Computer Corporation. Mr. Sims is also a director of Iprax Corporation.

  Incumbent Directors -- Term Expiring in 1999

     WINSTON R. HINDLE, JR. Mr. Hindle has been a Director since July 1995. He was a Senior Vice President of Digital Equipment Corporation and a member of the Executive Committee prior to his retirement in 1994 after 32 years with the company. Mr. Hindle also serves on the Board of Directors of Keane, Inc. and Mestek, Inc.

     CLEMENTE C. TIAMPO. Mr. Tiampo has been a Director since January 1996. He is a private investor.

  Executive Officers Who Are Not Directors

     MICHAEL J. FERRANTINO. Mr. Ferrantino has been Vice President and General Manager, Components Group, since January 1997. Prior to that, Mr. Ferrantino was Vice President and General Manager, Semiconductor Group, a position he held since April 1995 when he joined the Company. Prior to joining the Company, Mr. Ferrantino was President of Trontech, a subsidiary of Dynatech Corporation and a solid state, Rf and Microwave amplifier and subsystem design and manufacturing company, a position he held since February 1994. From December 1989, until he joined Trontech, Mr. Ferrantino was Vice President of Unitrode Corporation, responsible for the design, manufacturing and marketing of all products within the discrete semiconductor, data conversion and switching power supply businesses. Prior to Unitrode, Mr. Ferrantino spent 25 years at M/A Com, a defense electronics company, most recently in the position of Senior Vice President and Group Executive.

     HARSH KOPPULA. Mr. Koppula is currently Vice President and General Manager of the Advanced Magnetic Products Group, a position he has held since October 1993. From January 1991 until October 1993, he held the position of Director, Strategic Marketing. Mr. Koppula joined the Company in 1988, as Director, Materials. Before joining the Company, Mr. Koppula was Director of Materials at Schlumberger Technologies, a division of Schlumberger Ltd. which manufactures and markets automatic test equipment. Prior to that Mr. Koppula was part of the corporate staff of Schlumberger Ltd. as an Internal Consultant to Global Operations.

     RICHARD E. MORGAN. Mr. Morgan was named Vice President of Human Resources in April 1996. From November 1994 until April 1996, Mr. Morgan served as an Executive Director with Russell Reynolds Associates, an international executive recruiting firm. Prior to that Mr. Morgan held the position of Vice President of Human Resources at The Timberland Company, an international manufacturer of footwear and casual apparel.

     WILLIAM REED. Mr. Reed was named Vice President of Worldwide Sales and Corporate Marketing in September 1996. Prior to joining CP Clare, Mr. Reed served as an Executive Director of Russell Reynolds Associates, an international executive recruiting firm from December 1994 to August 1996. From March 1989 to November 1994, Mr. Reed held various positions with Praxis International Inc., a database software vendor, most recently as its Executive Vice President and as President and Chief Operating Officer of its principal operating subsidiary, Computer Corporation of America.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The business of the Company is managed under the direction of the Company's Board of Directors. The Company's Amended and Restated Articles of Organization provide that the Company's Board of Directors shall be divided into three classes and that the members of each class of Directors will serve for staggered three-year terms. The Board consists of two Class I Directors (Messrs. Hindle and Tiampo), one Class II Director (Mr. Turner) and two Class III Directors (Messrs. Buckland and Sims), whose initial terms will expire upon the election and qualification of Directors at the annual meeting of stockholders held following the fiscal years ending March 31, 1999, 2000 and 1998, respectively. At each annual meeting of stockholders, Directors will be reelected or elected for a full term of three years to succeed those Directors whose terms are expiring.

     The Company's Board of Directors has established an Audit Committee to recommend the appointment of independent accountants to audit financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results, consider the adequacy of the internal accounting procedures and consider the effect of such procedures on the accountants' independence. The Audit Committee consists of Mr. Hindle, the Chairman, and Mr. Tiampo. During fiscal 1997 the Audit Committee held 2 meetings.

     The Company's Board of Directors has also established a Compensation Committee which reviews and recommends the compensation arrangements for all Directors and executive officers, approves such arrangements for other senior level employees and administers certain compensation and incentive plans of the Company and its subsidiaries. The Compensation Committee consists of Mr. Turner, the Chairman, and Mr. Hindle. During fiscal 1997 the Compensation Committee held 3 meetings.

     Officers of the Company are elected annually at the first meeting of the Board of Directors following the annual meeting of stockholders and serve at the discretion of the Board of Directors. There are no family relationships among any officers or Directors of the Company. The Company does not maintain a nominating committee.

     During the fiscal year ended March 31, 1997, the Board of Directors held 6 meetings. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

     Non-employee Directors ("Independent Directors") of the Company receive an annual fee of $10,000 and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. In addition, under the Stock Option Plan, each Independent Director then serving was granted a stock option to purchase 10,000 shares of Common Stock upon the effectiveness of the Company's initial public offering in June 1995 and will receive an annual stock option to purchase 5,000 shares of Common Stock. Each new Independent Director will, upon initial election to the Board of Directors, be granted a stock option to purchase 10,000 shares of the Company's Common Stock and will also receive an annual stock option grant to purchase 5,000 shares of Common Stock, beginning the year following such Director's initial election to the Board. All options granted to Independent Directors vest in full one year after they are granted and the exercise price of each stock option is the fair market value of the Common Stock on the date the option is granted. Directors who are employees of the Company are not paid any separate fees for serving as Directors.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth for the fiscal years ended March 31, 1995, 1996 and 1997, the cash and non-cash compensation awarded to the Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Executive Officers") of the Company whose compensation exceeded $100,000 during the fiscal year ended March 31, 1997. Also included is one former executive officer who resigned prior to the end of the fiscal year and whose compensation is required to be disclosed pursuant to the rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                     COMPENSATION AWARDS
                                                                                 ---------------------------
                                                        ANNUAL COMPENSATION      SECURITIES
                                                        --------------------     UNDERLYING      ALL OTHER
                                             FISCAL     SALARY      BONUS(1)      OPTIONS       COMPENSATION
        NAME AND PRINCIPAL POSITION           YEAR         $           $             #               $
-------------------------------------------  ------     -------     --------     ----------     ------------
Arthur R. Buckland.........................   1997      315,000          --        125,000         24,718(3)
  President & Chief Executive Officer         1996      315,000     141,750        150,000         29,438(3)
                                              1995      275,000      37,500         24,000(2)      19,445(3)
Michael J. Ferrantino......................   1997      200,000          --         90,000         29,241(4)
  Vice President & General Manager            1996      152,018*     77,500        120,000         29,810(4)
  Components Group                            1995          N/A         N/A            N/A            N/A
William D. Reed............................   1997      107,917*     46,250        160,000          4,200(5)
  Vice President, World Wide Sales &          1996          N/A         N/A            N/A            N/A
  Corporate Marketing                         1995          N/A         N/A            N/A            N/A
Harsh Koppula..............................   1997      150,000          --         95,000         12,412(6)
  Vice President, Advanced Magnetic           1996      126,250      10,000         35,000          9,685(6)
  Products                                    1995       99,167       7,500         15,000(2)       3,114(6)
Richard Morgan.............................   1997      122,676*         --         80,000          5,725(5)
  Vice President, Human Resources             1996          N/A         N/A            N/A            N/A
                                              1995          N/A         N/A            N/A            N/A
Jacqueline D. Arthur(7)....................   1997      200,000          --             --         23,184(8)
  Vice President & Chief Financial Officer    1996      155,000      65,100             --         23,541(8)
                                              1995       85,863*     35,938        125,000(2)      10,580(8)

---------------
  * Named Executive Officer hired after the beginning of the fiscal year.

(1) Bonuses earned in fiscal 1995, 1996 and 1997 were awarded to the Named Executive Officers and paid by the Company in the following fiscal year.

(2) Represents options earned as a portion of the Named Executive Officer's bonus compensation in fiscal 1995 and awarded as of April 26, 1995. With respect to Ms. Arthur, 120,000 shares were granted upon joining the Company on September 5, 1994.

(3) Includes insurance premiums of $18,070, $17,031 and $12,418 paid by the Company, matching contributions of $1,375, $4,607 and $4,500 made by the Company on behalf of Mr. Buckland under the Company's 401(k) Savings Plan for fiscal years 1995, 1996 and 1997, respectively and a car allowance of $7,800 in fiscal years 1996 and 1997.

(4) Includes insurance premiums of $19,331 and $15,605, a car allowance of $7,350 and $7,800 and matching contributions of $3,129 and $5,836 made by the Company on behalf of Mr. Ferrantino under the Company's 401(k) Savings Plan in fiscal years 1996 and 1997, respectively.

(5) Represents a car allowance.

(6) Includes a car allowance of $1,200, $6,400 and $7,800, and matching contributions of $1,914, $3,285 and $4,612 made by the Company on behalf of Mr. Koppula under the Company's 401(k) Savings Plan in fiscal years 1995, 1996 and 1997, respectively.

(7) Ms. Arthur resigned from the Company effective March 28, 1997. See "Employment and Consulting Agreements."

(8) Includes insurance premiums of $6,030, $12,254 and $10,204 paid by the Company and a car allowance of $4,550, $7,800 and $7,825 in fiscal years 1995, 1996 and 1997, respectively, and matching contributions of $3,487 and $5,155 made by the Company on behalf of Ms. Arthur under the Company's 401(k) Savings Plan in fiscal years 1996 and 1997 respectively.

     Option Grants in Fiscal Year 1997. The following table sets forth the options granted to the Company's Chief Executive Officer and each of the Named Executive Officers with respect to the fiscal year ended March 31, 1997.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                                    POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED ANNUAL
                                                      PERCENT OF                                    RATES OF STOCK PRICE
                                                    TOTAL OPTIONS                                  APPRECIATION FOR OPTION
                                NUMBER OF SHARES      GRANTED TO     EXERCISE OR                           TERM(1)
                               UNDERLYING OPTIONS    EMPLOYEES IN    BASE PRICE    EXPIRATION     -------------------------
                                   GRANTED(#)        FISCAL YEAR      ($/SHARE)       DATE           5%             10%
                               ------------------   --------------   -----------   ----------     --------       ----------
Arthur R. Buckland...........        125,000(2)          11.9%         $ 9.125         3/4/04     $464,349       $1,082,130
Michael J. Ferrantino........         90,000(2)           8.5%         $ 9.125         3/4/04     $334,331       $  779,134
William D. Reed..............        100,000(3)           9.5%         $ 10.50        9/17/06     $660,339       $1,673,429
                                      60,000(2)           5.7%         $ 9.125         3/4/04     $222,887       $  519,422
Harsh Koppula................         35,000(3)           3.3%         $ 8.125        11/4/06     $178,842       $  453,220
                                      60,000(2)           5.7%         $ 9.125         3/4/04     $222,887       $  519,422
Richard E. Morgan............         35,000(3)           3.3%         $ 17.50         4/8/06     $390,700       $  990,111
                                      15,000(3)           1.4%         $ 8.125        11/4/06     $ 76,646       $  194,237
                                      30,000(2)           2.8%         $ 9.125         3/4/04     $111,443       $  259,711

---------------

(1) This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(2) These stock options vest on the achievement of certain Company performance goals measured on March 31, 2000 and March 31, 2002. If the performance goals are not met, options will vest in full on March 4, 2004, subject to continued employment by the Named Executive Officer.

(3) These stock options vest in five equal annual installments commencing one year from the date of grant.

     Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in fiscal 1997, and the value of options held on March 31, 1997, by the Company's Chief Executive Officer and Named Executive Officers.

                     OPTION EXERCISES AND YEAR-END HOLDINGS

                                                                                          OPTIONS AT
                                                                       OPTIONS AT           FISCAL
                                                                         FISCAL            YEAR-END
                                      SHARES                          YEAR-END (#)          ($)(1)
                                    ACQUIRED ON                      --------------     --------------
                                     EXERCISE          VALUE          EXERCISABLE/       EXERCISABLE/
               NAME                     (#)         REALIZED ($)     UNEXERCISABLE      UNEXERCISABLE
----------------------------------  -----------     ------------     --------------     --------------
Arthur R. Buckland................     99,170          842,945       34,000/363,421     13,770/920,936
Michael J. Ferrantino.............     20,352          231,205       3,648/186,000       1,477/61,380
Harsh Koppula.....................     16,444          272,092       19,000/129,000     75,455/157,220
Jacqueline D. Arthur..............     72,000          630,000            N/A                N/A

---------------
(1) Based on the fair market value at the fiscal year end less the option exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company has entered into the following employment agreements:

     Arthur R. Buckland. Under an agreement dated September 15, 1993, Mr. Buckland shall serve as President, Chief Executive Officer and a Director of the Company at an annual salary of at least $275,000. Mr. Buckland is also eligible to participate in the Company's management bonus plan. Under the agreement,

Mr. Buckland received options to purchase 492,107 shares of Common Stock, one-fifth of which vested upon grant and the rest of which vest in equal annual installments over the following four years. In the event that Mr. Buckland terminates his employment for Good Reason (as defined in his agreement, including a Change in Control) or Mr. Buckland's employment is terminated by the Company without Cause (as defined in the agreement) or because the Company elects not to extend the term of the agreement, the Company shall pay Mr. Buckland for a period of 12 months. Mr. Buckland has agreed not to compete with the Company or solicit customers or employees of the Company for a period of two years following the termination of employment with the Company. The initial term of the agreement expired on September 15, 1995, but was extended and will continue to be extended for one-year periods thereafter unless terminated by either party on 60 days' notice.

     Other Executive Officers. The Company has entered into Employment Agreements (together, the "Management Employment Agreements") with Messrs. Ferrantino, Koppula, Morgan and Reed (together, the "Contracting Parties"). The Management Employment Agreements provide that each Contracting Party shall receive a base salary and be entitled to participate in any bonus program implemented by the Company. Each Contracting Party has also been granted options to purchase shares of the Company's Common Stock, such options to vest ratably over a five year period. If a Contracting Party is terminated by the Company without Cause, by the Contracting Party for Good Reason or in the event of a Change of Control (as all such terms are defined in the applicable Management Employment Agreement), the Company is obligated to pay the Contracting Party for 12 months. Prior to her resignation, the Company had a similar employment agreement with Ms. Arthur. The Company is fulfilling its obligations under this contract and upon her resignation, the Company also agreed to accelerate the vesting date on the options held by Ms. Arthur.

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison, from the Company's initial public offering on June 21, 1995 through March 31, 1997, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Standard & Poor's 500 Index (the "S&P 500 Index") and the NASDAQ Electronic Components Index. Upon written request, the Company will provide any stockholder with a list of the Companies included in the NASDAQ Electronic Components Index. The historical information set forth below is not necessarily indicative of future performance.

        Measurement Period              C.P. Clare                           NASDAQ Electronic
      (Fiscal Year Covered)             Corporation           S&P 500           Components
6/21/95                                    100                 100                 100
3/31/96                                    122                 121                  92
3/31/97                                     66                 145                 161

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Objective of the Company's Compensation Program. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of and responsible for leading the Company effectively and continuing its growth. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

     The Company uses a three-pronged approach to its compensation program. First, the executive's base salary is intended to create a competitive level of compensation for each executive for the following twelve months. Second, the Company maintains an annual incentive bonus program for executive officers and certain other members of management under which bonuses are payable based upon the achievement of corporate and individual performance goals which are set each fiscal year. Bonuses can be paid in cash or stock. The objective of the annual incentive bonus program is to encourage effective performance relative to current plans and objectives. Finally, the Company utilizes stock options granted under the 1995 Stock Option and Incentive Plan as a long-term incentive for the executive officers. The Company believes that stock options are an important way of aligning management and stockholder interests and retaining effective management. Accordingly, options generally provide for incremental vesting over a five-year period.

     Compensation Committee Procedures. The Company's executive compensation program is administered under the direction of the Compensation Committee, which is composed of two nonemployee directors. At the Board of Director's meeting which most closely coincides with the Company's fiscal year-end, the

Chief Executive Officer's bonus, if any, is determined for the past year's performance, his base salary for the following fiscal year is set, and option grants for the officers and other employees may be made. With respect to the compensation of the Chief Executive Officer, the Committee exercises its independent discretion in determining his compensation, subject to review by all of the nonemployee directors. With respect to the compensation of the other executive officers, the Compensation Committee generally relies to a significant extent on Mr. Buckland's recommendations as the Company's Chief Executive Officer which are given in the framework of the Company's overall compensation philosophy.

     Compensation of the Chief Executive Officer. The Compensation Committee considers the Company's financial performance to be a significant determinant in Mr. Buckland's overall compensation package. The Committee considers the Company's sales, earnings and return on capital and the growth thereof, to be the most important performance factors in setting Mr. Buckland's compensation. Along with these corporate performance factors, the directors also consider subjective factors including Mr. Buckland's leadership role and his efforts on behalf of the Company in developing the Company's reputation among both its customer and investor bases during the year. The Committee has set Mr. Buckland's total annual compensation, including that derived from the Company's bonus and option program, at a level it believes to be competitive with other companies in its industry.

     During the 1997 fiscal year Mr. Buckland's annual cash compensation remained level at $315,000. He was not awarded a cash bonus due to the fact that the Company did not meet the necessary goals established at the beginning of the performance year. In March, 1997, the Compensation Committee considered and granted performance stock option awards to the Chief Executive Officer and the other Named Executive Officers. The performance stock options were given in order to (a) provide long term incentive for senior executives, (b) balance short-term incentives and focus management on long term results, (c) reward executives for attaining high performance levels and (d) retain key executives during the next critical period of the Company's growth. The awards are designed to cover a three-year award cycle and vesting of the options granted is contingent upon the achievement of performance targets ratified by the full Board of Directors. The awards granted during this fiscal year will vest 50% on March 31, 2000 and 100% on March 31, 2002, if the performance goals relating to the achievement of compounded growth on earnings per share are achieved. The performance options vest in all cases on March 4, 2004, subject to the continued employment of the executive officer. Pursuant to this program, the Board awarded Mr. Buckland options to purchase 125,000 shares.

     Compensation of Other Executive Officers. The Company's executive compensation program utilizes several different performance factors in determining the compensation of the Company's other executive officers. Each executive officer's compensation is based upon the achievement of specific individual and Company performance goals. During fiscal 1997, each executive officer's compensation was set at what the committee determined to be competitive levels. Bonuses were not granted in 1997 except to one executive officer who was paid a bonus for fiscal 1997 in accordance with the terms of his employment contract. During fiscal 1997, certain executive officers were granted options in order to encourage long term retention and recognize long-term achievement. In addition, certain executive officers were granted options upon joining the Company. Each of the Named Executive Officers also participated in the performance option program discussed above.

     Compliance with Internal Revenue Code Section 162 (m). The Securities and Exchange Commission requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the deductibility on the Company's tax return of compensation over $1 million to the chief executive officer and any of the named executive officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate while simultaneously providing executives with appropriate rewards for their performance.

                                          Submitted by the Compensation
                                          Committee:

                                          John G. Turner, Chairman
                                          Winston R. Hindle, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is an officer or employee of the Company, and no executive officer of the Company serves on the compensation committee of an entity or serves as a director of an entity, one of whose executive officers serves on the Compensation Committee of the Company or serves as a Director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file in compliance with Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None

                                 OTHER MATTERS

PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock for each person who the Company believes to be the beneficial owner of more than a 5% of the Company's Common Stock on June 30, 1997. All such information was provided by the stockholders as specified in the footnotes to the table.

                                                                     NUMBER OF
NAME AND BUSINESS ADDRESS                                              SHARES            PERCENT OF
OF BENEFICIAL OWNERS                                             BENEFICIALLY OWNED     ALL SHARES(*)
---------------------------------------------------------------  ------------------     -------------
Heartland Advisors, Inc. (1)...................................        588,400                6.4%
  790 North Milwaukee Street
  Milwaukee, WI 53202
The TCW Group, Inc. (2)........................................        671,800                7.3%
  865 South Figueroa Street
  Los Angeles, CA 90017
Wisconsin Investment Board(3)..................................        695,000                7.5%
  121 East Wilson Street
  Madison, Wisconsin 53702
Fund Asset Management L.P. (3).................................        825,950                8.9%
  PO Box 9011
  Princeton, NJ 08543

---------------
 * As of June 30, 1997, there were 9,224,082 shares of Common Stock outstanding.

(1) Information received from stockholder as filed on Schedule 13G with the Securities and Exchange Commissions in February, 1997.

(2) Information received from stockholder as filed on Schedule 13G with the Securities and Exchange Commissions on February 12, 1997.

(3) Information received from stockholder.

INDEPENDENT AUDITORS

     The accounting firm of Arthur Andersen LLP serves as the Company's independent public accountants. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities.

     The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     Stockholder proposals submitted pursuant to 1934 Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 1998 annual meeting of stockholders must be received in writing by the Company before April 3, 1998. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: C.P. Clare Corporation, 78 Cherry Hill Drive, Beverly, MA 01915, Attn.: Clerk of the Corporation.

     Stockholder proposals to be presented at the 1998 annual meeting of stockholders, other than stockholder proposals submitted pursuant to 1934 Act Rule 14a-8, must be received in writing by the Company not earlier than May 20, 1998 or later than July 3, 1998, unless the 1998 annual meeting of stockholders is scheduled to take place before August 16, 1998 or after November 16, 1998. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to 1934 Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 calendar days prior to or more than 60 calendar days after the Anniversary Date, such nominations or proposals must be delivered to the Company not later than the later of 75 calendar days prior to or 15 calendar days after the date on which public announcement of the date of such meeting is first made. Any such proposals should be mailed to: C.P. Clare Corporation, 78 Cherry Hill Drive, Beverly, MA 01915, Attn: Clerk of the Corporation.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

  --------------------------                               1. To elect one Class II director to serve until the
    C.P. CLARE CORPORATION                                    2000 Annual Meeting of Stockholders and until
  --------------------------                                  his successor is duly elected and qualified.        For   Withhold

                                                                         John D. Turner                           [ ]      [ ]



  RECORD DATE SHARES:                                      2. In their discretion, such other matters as may      For   Withhold
                                                              properly come before the meeting or any
                                                              adjournment thereof.                               [ ]      [ ]



                                             ---------------- Mark box at right if an address change or comment has been
Please be sure to sign and date this Proxy.  Date             noted on the reverse side of this card.                      [ ]
-------------------------------------------------------------




------Stockholder sign here-----------Co-owner sign here-----


DETACH CARD                                                          DETACH CARD

                             C.P. CLARE CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card. Issues related to the management and operation of your Company are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, September 16, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

C.P. Clare Corporation

                             C.P. CLARE CORPORATION
               78 Cherry Hill Drive, Beverly, Massachusetts 01915

               Annual Meeting of Stockholder - September 16, 1997

The undersigned hereby appoints Arthur R. Buckland, Thomas B. Sager and Lori M. Henderson, and all or any of them, with full power of substitution, as proxies and attorneys in fact, to vote and act at the Annual Meeting of Stockholders (the "Annual Meeting") of C.P. Clare Corporation (the "Company"), to be held September 16, 1997 at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournment thereof, in respect of all shares of Common Stock par value $0.1 per share, of the Company with respect to which the undersigned would be entitled to vote and act if personally present.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement and herby directs said proxies, or their substitutes, to vote and act on the following matters set forth in such Notice and Proxy Statement as specified by the undersigned. You may revoke this Proxy by submitting a proxy bearing a later date or by voting in person if you attend the Annual Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF C.P. CLARE CORPORATION AND WILL BE VOTED AS DIRECTED. IF NO CHOICE IS INDICATED, IT WILL BE VOTED "FOR" ALL ITEMS AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


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